Exhibit 5.0

                             SOMMER & SCHNEIDER LLP
                          595 STEWART AVENUE, SUITE 710
                           GARDEN CITY, NEW YORK 11530
                                  ------------
Herbert H. Sommer                                       Telephone (516) 228-8181
Joel C. Schneider                                       Facsimile (516) 228-8211


                                                          November 30, 2004


                          COMBINED OPINION AND CONSENT


110 Media Group, Inc.
95 Broadhollow Road, Suite 101
Melville, NY  11747

         Re:      Issuance of Common Stock pursuant to
                  2003 Equity Incentive Plan (the "Plan")

Gentlemen:

      We have acted as counsel to 110 Media Group, Inc. (f/k/a Dominix, Inc.), a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of 2,500,000 shares (the "Shares") of the Company's common stock, $.001 par value (the "Common Stock"). The Shares may be issued form time to time in the manner specified in the above referenced Plan.

      In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed the consulting agreements and such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with, the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

      Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

      (1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware;

      (2) The Shares, when issued in accordance with the Plan (copy is annexed as Exhibit 4.0 to the Registration Statement), will be legally issued, fully paid and non- assessable.



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110 Media Group, Inc.
November 30, 2004

      This opinion is limited to the General Corporation Law and the Constitution of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

                                                           Very truly yours,

                                                           /s/ Joel C. Schneider
                                                           ---------------------
                                                           Joel C. Schneider

JCS/md



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